Greater Community Bancorp
                                   EXHIBIT 21
                                       TO
                        1998 ANNUAL REPORT ON FORM 10-KSB

                           Subsidiaries of the Company

     Greater Community Bancorp (the "Company") has two directly-owned operating bank subsidiaries, Great Falls Bank and Bergen Commercial Bank (the "Bank Subsidiaries"), both of which are New Jersey commercial banking corporations. The Company owns 100% of the outstanding shares of the Bank Subsidiaries. Each of the Bank Subsidiaries in turn has one wholly-owned subsidiary, Great Falls Investment Company, Inc. and BCB Investment Company, Inc. (the "Investment Companies"), respectively, both of which are New Jersey business corporations.

     The Company also owns 100% of the outstanding shares of a directly-owned nonbanking subsidiary, Greater Community Services, Inc., a New Jersey business corporation, which began to provide accounting/bookkeeping, data processing and management information systems, loan operations and various other banking-related services at cost to the Bank Subsidiaries, effective March 1997. The Corporation also owns 60% of Greater Community Financial, LLC, a registered broker-dealer, and 100% of GCB Realty, LLC.

     These relationships are indicated in the following chart.

============================================================================================================================
                                                        Greater Community Bancorp
                                                                (registrant)
                                                               (the "Company")
============================================================================================================================
         |                 |                     |                     |                |                    |
         |                 |                     |                     |                |                    |
         |                 |                     |                     |                |                    |
Greater Community      Great Falls       Bergen Commercial      Greater Community   GCB Realty, LLC    Highland Capital Corp.
Services, Inc.        Bank ("GFB")          Bank ("BCB")          Financial, LLC                           ("HCC")
       100%               100%                  100%                   60%             100%                  100%
                           |                     |
                           |                     |
                           |                     |
                 Great Falls Investment     BCB Investment
                     Company, Inc,           Company, Inc.